Exhibit 21.1

                                  Subsidiaries

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               Subsidiary Name                   State of
                                               Incorporation

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Judge Technical Services, Inc.                 Pennsylvania
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Judge Imaging Systems, Inc.                    Delaware
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Judge Inc. of New Jersey                       New Jersey
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Judge Acquisition, Inc.                        Delaware
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Judge, Inc.                                    Pennsylvania
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Judge Electronics Services of                  Florida
Florida, Inc.
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Judge Professional Services, Inc.              Pennsylvania
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Judge Technical Services of N.J.,              New Jersey
Inc.
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The Berkeley Associates Corp.                  Delaware
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